Exhibit 10.33

Hui Zhong Lian He Media Technology Co., Ltd.
(汇众联合传媒科技有限公司)

AND

Zhang Lina
(张丽娜)

Zhang Qinxiu
(张琴秀)

OPTION AGREEMENT

January 1, 2008
Beijing, the People’s Republic of China

OPTION AGREEMENT

This OPTION AGREEMENT (“Agreement”) is entered into in Beijing, the People’s Republic of China, as of January 1, 2008 by and among:

“Option Holder”

Hui Zhong Lian He Media Technology Co., Ltd. (汇众联合传媒科技有限公司)
Address:	Room 6309, No. 57 Beisanhuanzhong Road, Haidian District, Beijing, People’s Republic of China (北京市海淀区北三环中路57号远望楼6309室)
Represented by：	Danyun Huang (黄淡云)
Telephone:

“Shareholder A”

Zhang Lina (张丽娜)
ID Card Number:	310110197508045828
Address:	28/F Super Ocean Finance Center,2067 West Yan'an Road, Shanghai, China
Telephone:

“Shareholder B”

Zhang Qinxiu (张琴秀)
ID Card Number:	310101194303143627
Address:	28/F Super Ocean Finance Center,2067 West Yan'an Road, Shanghai, China
Telephone:

Shareholder A and Shareholder B are collectively referred to as “Shareholders”. The Shareholders and Option Holder are collectively referred to as the “Parties” or individually as a “Party” in this Agreement.

RECITALS

WHEREAS, each of the Shareholders is a citizen of the PRC.  They own 100% of the equity interest in the registered capital of Shanghai Quo Advertising Company Limited . (“Company”), which is a limited liability company incorporated and validly existing under the laws of the PRC;

WHEREAS, the Option Holder is a wholly foreign-owned enterprise formed and existing under the laws of the PRC.

WHEREAS, the Option Holder, Shareholders and Company have entered into a series of service agreements on January 1, 2008, including the Exclusive Management Consulting Services Agreement and Exclusive Technology Consulting Services Agreement (“Services Agreements”), under which the Option Holder will, in exchange for a service fee, be the Company’s exclusive provider of all management and technical services relating to the business of the Company.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Parties agree as follows:

1.	DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1           “Affiliate” shall mean a legal entity or natural person that, directly or indirectly, is owned or controlled by, or under common ownership or control with, a Party hereto (for purposes of this Agreement, “Owns” or “Controls” means owns directly or indirectly more than fifty percent (50%) of the voting shares of a business enterprise, or controls a business enterprise by having the right to appoint more than half of the members of the board of directors of the business enterprise or the right to cast the deciding vote in the event of a tie vote of a board of directors of which it has the right to appoint one-half of the members of the board of directors).

1.2           “Closing Date” shall have the meaning given to it in Section 2.3.

1.3           “PRC” shall mean the People’s Republic of China.

2.	OPTION TO PURCHASE INTEREST

2.1  Option to Purchase The Shareholders hereby grant to the Option Holder an option to purchase all or any part of the interest that they hold in the registered capital of the Company. The exercise of the option resulting in the transfer of all the equity interest in the registered capital of the Company to the Option Holder shall be deemed as one of the preconditions for the Option Holder to enter into the Services Agreements as described in the recitals. The option to purchase the Shareholders’ equity interest in the registered capital of the Company is exercisable upon written notice being given to the Shareholders setting out the matters provided in Section 2.3 fifteen (15) days in advance of any such exercise, and is subject only to applicable laws of the PRC, including any restrictions on foreign investment in the relevant industry. The Option Holder may exercise its rights pursuant to this Section to purchase the equity interest in the registered capital in the Company held by the Shareholders at any time and from time to time during the term of this Agreement, until all of the interest in the registered capital of the Company that the Shareholders may hold have been acquired by the Option Holder, or its nominee(s) or assignee(s) pursuant to this Agreement.

When Option holder exercises its option to purchase the equity interest of the Company, the purchase price shall be decided by the Parties at the time of purchase.  If PRC laws and regulations have any compulsory requirement on evaluation or minimal price, the Parities agree the purchase price shall be the minimal price as permitted under the applicable laws and regulations.

The Shareholders agree that the purchase price paid by the Option Holder when it exercises its option to purchase the equity interest of the Company shall first be used to repay any loans payable to Lianhe or any Affiliate of Lianhe by the Shareholders.

2.2  Ability to Appoint Nominees; Options Assignable  The Shareholders agree that the option to purchase equity interest granted pursuant to Section 2.1 shall be exercisable by the Option Holder or any nominee appointed by the Option Holder. The Shareholders further agree that such option to purchase equity interest in the registered capital of the Company shall be freely transferable, in whole or in part, by the Option Holder to any third party, and that, upon such transfer, such option to purchase may be exercised by such third party upon the terms and conditions set forth herein, as if such third party were a party to this Agreement, and that such third party shall assume the rights and obligations of the Option Holder hereunder.

2.3  Notice of Exercise of Option  If the Option Holder wishes to exercise the option to purchase equity interest granted in Section 2.1, it must send an irrevocable written notice to the Shareholders, as applicable, no later than fifteen (15) days prior to each Closing Date (as defined below), specifying therein:

(a)	the date of the effective closing of such purchase (“Closing Date”);

(b)	the number and/or aggregate amount of equity interest in respect of which the option is being exercised; and

(c)	the name of the person in which the equity interest should be registered.

For the avoidance of doubt, it is expressly agreed among the Parties that the Option Holder shall have the right to exercise the option to purchase equity interest granted pursuant to this Section 2 and elect to register the equity interest in the name of another person.

2.4      Execution of Documents; Power of Attorney  Upon any exercise of the Option Holder’s rights pursuant to this Section 2, the Shareholders agree to execute and deliver to the Option Holder such further agreements and assignments or other instruments and documents and to take all such other actions as the Option Holder may reasonably request in order to effect the transfer of the relevant equity interest to the Option Holder or its nominee or assignee.  The Shareholders hereby appoint the Option Holder, its nominee or assignee, or any other person whom the Option Holder may designate from time to time, as his attorney-in-fact, with full power to sign on any such document, whether in his own capacity or in his capacity as the shareholder of the Company, as applicable. For the avoidance of doubt, the Shareholders hereby appoint the Option Holder, its nominee or assignee, or any other person designated by the Option Holder, as his attorney-in-fact to exercise all voting rights as a shareholder of the Company under the Company’s Articles of Association and pursuant to the PRC law, including without limitation the rights to vote on selling or transferring entire or part of the equity interest a shareholder holds in the Company, nominating or appointing directors.  The Shareholders hereby ratify and approve all acts of any such attorney and agrees that neither the Option Holder nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. Form Power of Attorney is attached in Exhibit 1.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1  Representations and Covenants of Shareholders  The Shareholders severally represents and warrants to, and covenants with, the Option Holder at all time during the term of this Agreement that:

(a)
They are citizens and lawful residents of the PRC with full legal power, right, and authority to enter into this Agreement and all of the contracts and documents referred to in this Agreement to which they are parties, and to observe and perform their obligations thereunder;

(b)	to the best of their knowledge, the execution and performance of this Agreement by the Shareholders does not violate any contract or document to which they are parties;

(c)
the Shareholders are lawful shareholders of the Company and the legal and beneficial owners, in total, of 100% of the equity interest in the registered capital of the Company, and their names have been properly registered with the competent Administration for Industry and Commerce as a shareholder of the Company;

(d)	the Shareholders shall fully complete their contribution obligations to the Company;

(e)
there is no pending or threatened lawsuit, arbitration or other legal,  government, or administrative procedures which, based on their knowledge, could reasonably be expected to materially and adversely affect this Agreement or performance of their obligations under this Agreement;

(f)
they have disclosed to the Option Holder all documents issued by any government department and in their possession or control which might affect performance of their obligations under this Agreement, and will disclose any such document which may come into their possession or control during the term of this Agreement;

(g)
except for the security interest to be created pursuant to a separate equity pledge agreement to be entered by the Parties, their equity interest in the registered capital of the Company will remain, free and clear from all security interests, liens, encumbrances and third party rights and/or claims;

(h)
except for the transfer to the Option Holder  or its nominee or assignee pursuant to this Agreement, they will not transfer, donate, pledge, encumber or otherwise dispose of their interest in the registered capital of the Company, or any part thereof, in any way;

(i)	they will ensure that he will abide by all covenants they made in the Services Agreements fully and properly; and

(j)
the option to purchase their equity interest in the registered capital of the Company granted to the Option Holder is, and will remain, exclusive, and they will not grant such an option to purchase or any similar rights to a third party any means whatsoever.

3.2  Repetition of Representations and Warranties  The Parties hereby agree that the representations and warranties set forth in Sections 3.1 shall be deemed to be repeated as of each Closing Date as if such representations and warranties were made on and as of such Closing Date.

4.	TERM

This Agreement shall remain in full force and effect until the earlier of: (i) the date on which it is terminated by mutual agreement in writing between the Parties; (ii) the date on which 100% of the equity interest in the registered capital of the Company has been acquired by the Option Holder, or its nominee or assignee, or transferred with the consent of the Option Holder to a third party; or (iii) the date on which the Exclusive Management Consulting Services Agreement or Exclusive Technology Consulting Services Agreement terminates, whichever is later.

5.	TAXES

The Parties shall undertake to pay any taxes and duties that might arise from the execution and performance of this Agreement respectively.

6.	BREACH

6.1  General In the event of a material and intentional breach by any Party of its/his respective representations, warranties, covenants or obligations under this Agreement, the breaching party shall compensate the non-breaching party for any actual losses arising therefrom.

6.2  Default of Shareholders In addition to the provisions of Section 6.1, where the Shareholders has committed a breach of the relevant provisions of Section 2 or Section 3 above, the Option Holder shall be entitled, subject to the applicable laws of the PRC, to exercise its rights pursuant to Section 2.1 and Section 2.2 and, in such a case, the notice period provided in Section 2.3 shall be reduced to two (2) days, subject to any mandatory requirement of PRC law.

6.3  Remedies Cumulative  The remedies provided in this Section 6 are not exclusive and shall not limit any right or compensation which may otherwise be available to any law.

7.	DISPUTE RESOLUTION

7.1      Arbitration  Any dispute or claim arising out of or in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the CIETAC arbitration rules that are in effect at the time the application for arbitration is submitted.

(a)
The arbitral tribunal shall consist of three (3) arbitrators.  The Pledgor shall appoint one (1) arbitrator, the Pledgee shall appoint one (1) arbitrator, and the third and presiding arbitrator shall be appointed by CIETAC.

(b)
The arbitration proceedings shall be conducted in Chinese.  When the arbitral tribunal is holding a hearing, if any of the Parties or their agents or witnesses require English translation, such translation may be provided in accordance with the arbitration rules, and the costs and expenses for such translation service shall be borne by the Party requesting the service.

(c)	The arbitration award shall be final and binding upon all Parties.

(d)	During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

8.	MISCELLANEOUS

8.1.	Governing Law The execution, validity, interpretation, performance, amendment and termination of this Agreement shall be governed by the laws of the PRC.

8.2.	Effectiveness This Agreement shall become effective and legally binding on the Parties upon its execution by the duly authorized representatives of the Parties.

8.3.	Amendment Unless otherwise provided under this Agreement, any amendment to the Agreement shall come into effect only after a written agreement is duly executed by the Parties.

8.4.
Expenses; Indemnification  The Shareholders shall pay all out-of-pocket expense and internal charges of the Option Holder in connection with any payment made hereunder. The Shareholders agree to indemnify the Option Holder  from any kind of debts, losses, damages, expenses and costs which relate to this Agreement and might be undertaken by the Option Holder, including but not limited to the actual cost and expenses for the Option Holder hiring attorney fees in any investigation proceedings, administrative proceedings or jurisdiction proceedings, no matter whether the Option Holder is designated as a party of the proceedings.

8.5.
No Waiver  No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties shall be cumulative and not alternative.

8.6.
Entire Agreement  This Agreement, and other contracts and documents referred to herein or incorporated by express reference, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all previous verbal and written agreements, contracts, undertakings and communications of the Parties with respect to the subject matter of this Agreement.

8.7.
Severability  If any clause of this Agreement is deemed illegal or unenforceable under applicable PRC laws, such clause shall be deemed to have been deleted from this Agreement and have no effect. Other terms and conditions of this Agreement shall remain effective and this Agreement shall be deemed to have excluded such invalid clause from the initial execution of this Agreement.

8.8.
Confidentiality  For five (5) years from the date of this Agreement, each Party shall strictly maintain the confidentiality of all Confidential Information, and shall not, directly or indirectly, disclose, use or exploit such information for any purpose other than the good faith performance of this Agreement.

As used herein, “Confidential Information” means: (i) the existence and contents of this Agreement and all the agreements and documents referred to herein or otherwise incorporated by reference; and (ii) any information, documents or data in any form that may contain non-public information relating to any Party, including technical information, data, processes and methodologies, trade secrets, market analyses, pricing information, customer lists, research, software, general know-how, designs and commercial and other proprietary or confidential information or data and any financial results or information.

8.9.	Survival The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

8.10.
Successors and Assigns  Except as otherwise provided in this Agreement, no Party may assign or transfer any of its/his rights or obligations under this Agreement without prior written consent of the other Party. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

8.11.
Language  This Agreement is written in both in English and Chinese and these two language versions are accurate. The Parties hereby review both of these two language versions and confirm that their contents are substantially consistent in all material factors. If there is any inconsistency in these two versions, the Chinese version shall prevail.

8.12.
Counterpart  This Agreement is executed in Beijing, the PRC, by the duly authorized representatives of all Parties in three (3) original copies (both Chinese and English versions for each copy).  Each party will keep one original copy.

8.13.
Further Assurances  From and after the date of this Agreement, upon the request of a Party, the other Party to whom the request is directed shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year herein above first written.

Option Holder:

Hui Zhong Lian He Media Technology Co., Ltd. (汇众联合传媒科技有限公司)

By:

Name:

Title:

Shareholders:

Zhang Lina (张丽娜)

By:

Zhang Qinxiu (张琴秀)

By:

EXHIBIT 1

Form Power of Attorney

THE UNDERSIGNED, Zhang Lina(张丽娜), and Zhang Qinxiu(张琴秀) (collectively referred to as “Shareholders”), being the shareholders of Shanghai Quo Advertising Company Limited . (“Company”) hereby irrevocably authorizes Daniel So (苏权国) (“Attorney-in-fact”), or other officer as appointed by the Board of Directors of Hui Zhong Lian He Media Technology Co., Ltd. if Daniel So (苏权国)ceases to be an officer of Hui Zhong Lian He Media Technology Co., Ltd., with the following powers, rights and authorities during the term of this Power of Attorney:

According to the Option Agreement concluded between the Hui Zhong Lian He Media Technology Co., Ltd. and the Shareholders on January 1, 2008, the Shareholders hereby authorize the Attorney-in-fact, as their exclusive agent, (i) to execute and deliver all and any agreements, assignments, or other instruments and documents in order to exercise the option granted under Section 2 of the Option Agreement; and (ii) to exercise the full voting  rights as the shareholders of the Company, either in their own capacity or in their capacity as shareholders of the Company, under the Company’s Articles of Association and pursuant to the PRC law, including without limitation the rights to the rights to vote on selling or transferring entire or part of the equity interest a shareholder holds in the Company, call for and attend the shareholders’ meetings, nominating or appointing directors (and senior officers, if applicable), and to vote at the shareholders’ meetings or by written consents.

The term of this Power of Attorney is irrevocable, unless, due to any reason, (i) it is withdrawn, modified or replaced; or (ii) the Option Agreement is terminated by written agreement of the Parties.

Shareholders:

Zhang Lina (张丽娜)

By:

Zhang Qinxiu (张琴秀)

By:

Attorney-in-fact

Daniel So (苏权国)

By: